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Reconciliations 13 (In thousands) Net Sales Intersegment Net Sales Net Sales from External Customers Net Sales Intersegment Net Sales Net Sales from External Customers Pipe $ 430,389 $ (9,563) $ 420,826 $ 500,978 $ (10,770) $ 490,208 Infiltrator Water Technologies 133,731 (17,553) 116,178 150,735 (22,450) 128,285 International International - Pipe 52,405 (1,020) 51,385 56,461 (7,339) 49,122 International - Allied Products & Other 17,027 (26) 17,001 17,002 - 17,002 Total International 69,432 (1,046) 68,386 73,463 (7,339) 66,124 Allied Products & Other 183,304 (8,474) 174,830 202,200 (2,608) 199,592 Intersegment Eliminations (36,636) 36,636 - (43,167) 43,167 - Total Consolidated $ 780,220 $ - $ 780,220 $ 884,209 $ - $ 884,209 (In thousands) Net Sales Intersegment Net Sales Net Sales from External Customers Net Sales Intersegment Net Sales Net Sales from External Customers Pipe $ 858,961 $ (17,707) $ 841,254 $ 1,025,835 $ (20,644) $ 1,005,191 Infiltrator Water Technologies 275,217 (36,131) 239,086 317,025 (51,356) 265,669 International International - Pipe 89,583 (1,548) 88,035 109,880 (13,198) 96,682 International - Allied Products & Other 32,625 (26) 32,599 35,097 - 35,097 Total International 122,208 (1,574) 120,634 144,977 (13,198) 131,779 Allied Products & Other 366,749 (9,457) 357,292 401,109 (5,353) 395,756 Intersegment Eliminations (64,869) 64,869 - (90,551) 90,551 - Total Consolidated $ 1,558,266 $ - $ 1,558,266 $ 1,798,395 $ - $ 1,798,395 Three Months Ended September 30, 2023 September 30, 2022 Six Months Ended September 30, 2023 September 30, 2022

Reconciliations 14 Notes: a) Includes derivative fair value adjustments, foreign currency transaction (gains) losses, the proportionate share of interest, income taxes, depreciation and amortization related to the South American Joint Venture, which is accounted for under the equity method of accounting and executive retirement expense. (Amounts in thousands) 2023 2022 2023 2022 Segment adjusted gross profit Pipe $ 125,856 $ 146,153 $ 286,505 $ 314,732 Infiltrator Water Technologies 73,663 71,278 147,927 147,072 International 21,339 17,630 37,368 38,114 Allied Products & Other 106,239 106,030 212,424 215,071 Intersegment Eliminations (454) 430 (2,509) (385) Total Segment Adjusted Gross Profit 326,643 341,521 681,715 714,604 Depreciation and amortization 22,622 20,800 45,421 41,102 ESOP and stock-based compensation expense 1,344 758 2,157 1,432 Total Gross Profit $ 302,677 $ 319,963 $ 634,137 $ 672,070 (Amounts in thousands) 2023 2022 2023 2022 Net income $ 137,027 $ 153,377 $ 310,932 $ 341,859 Depreciation and amortization 36,721 35,922 73,961 71,500 Interest expense 21,941 18,261 43,653 29,333 Income tax expense 47,476 47,508 102,534 102,573 EBITDA 243,165 255,068 531,080 545,265 (Gain) loss on disposal of assets and costs from exit and disposal activities 123 (102) (13,181) 201 Stock-based compensation expense 9,331 7,460 16,234 13,733 Transaction costs 52 368 2,024 2,083 Interest income (5,137) (2,108) (8,626) (1,991) Other adjustments (a) (1,284) 2,516 32 2,954 Adjusted EBITDA $ 246,250 $ 263,202 $ 527,563 $ 562,245 Three Months Ended September 30, Six Months Ended September 30, Three Months Ended September 30, Six Months Ended September 30,